Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Joe Giordano, CFO & Treasurer
Phone: (574) 535-1125
E Mail: drew@drewindustries.com

DREW INDUSTRIES REPORTS 2015 FIRST QUARTER RESULTS

Elkhart, Indiana - May 5, 2015 - Drew Industries Incorporated (NYSE: DW), a leading supplier of components for recreational vehicles (RVs) and manufactured homes, today reported net income of $20.1 million, or $0.82 per diluted share, for the first quarter ended March 31, 2015, compared to net income of $16.2 million, or $0.67 per diluted share, for the first quarter ended March 31, 2014.

Consolidated net sales in the first quarter of 2015 increased to a quarterly record $361 million, 27 percent higher than the 2014 first quarter. This growth in net sales primarily resulted from a 29 percent increase in net sales of Drew’s RV Segment, which accounted for 93 percent of consolidated net sales in the 2015 first quarter. RV Segment net sales growth was primarily due to an 8 percent increase in industry-wide wholesale shipments of travel trailer and fifth-wheel RVs, Drew’s primary RV market, as well as increased content per unit through market share gains. The acquisitions completed by the Company in 2014 and the first quarter of 2015 also added $18 million in net sales in the first quarter of 2015, all of which related to Drew’s RV Segment. Further, the Company organically increased sales to adjacent industries and the aftermarket.

The Company’s content per travel trailer and fifth-wheel RV for the twelve months ended March 31, 2015, increased by $192, or 7 percent, to $2,923, compared to content per travel trailer and fifth-wheel RV for the twelve months ended March 31, 2014 of $2,731. This growth in content per travel trailer and fifth-wheel RV was primarily organic through new product introductions, product enhancements and market share gains. The Company’s content per motorhome RV for the twelve months ended March 31, 2015, increased by $423, or 34 percent, to $1,679, compared to content per motorhome RV for the twelve months ended March 31, 2014 of $1,256, reflecting market share gains through both organic growth and acquisitions completed in 2014.

“With the strong underlying demand for our products in the first quarter of 2015, we achieved record net sales, the highest level for any quarter in Drew’s history,” said Jason Lippert, Drew’s Chief Executive Officer. “The industries we serve continue to grow, which, when coupled with our recent acquisitions, new products and market share gains, have led to the significant increase in our net sales for the first quarter of 2015. In particular, RV industry fundamentals show positive signs for 2015, including an estimated 13 percent increase in industry-wide retail sales of travel trailer and fifth-wheel RVs in the 2015 first quarter. As we stated in our year-end release, our RV OEM customers believe there is continued retail growth coming in 2015 and beyond, despite the RV industry approaching prior wholesale production peaks. Further, industry analysts report that dealer inventory is in line with anticipated retail demand.”

“As a result of their confidence in additional retail growth for the RV industry, many RV OEMs are adding significant capacity to meet the anticipated demand,” continued Jason Lippert. “As a result of the significant investments in capital expenditures, facility start-ups and personnel we made in 2014, we continue to believe we are well positioned to meet the increased demands expected for 2015 and the beginning of 2016.”

In April 2015, Drew’s consolidated net sales reached approximately $129 million, 14 percent higher than April 2014, a record for the month of April. Excluding the impact of acquisitions, the Company’s consolidated net sales for April 2015 were up 9 percent.

“Our operating profit margins in the first quarter of 2015 were 8.8 percent compared to 9.1 percent in the first quarter of 2014,” said Scott Mereness, Drew’s President. “In the latter half of 2014 we made significant investments in

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capacity, both facilities and personnel, to prepare for the expected significant increase in net sales in 2015 and beyond. As expected, our year-over-year incremental margin in the 2015 first quarter was lower than our target incremental margin, largely as a result of these investments in fixed costs for capacity expansion and higher material costs, partially offset by improved operating efficiencies. We added capacity ahead of projected demand, which enabled us to fulfill customer orders efficiently as demand increased. While certain capacity expansion plans had a negative impact on margins, over the long term these investments should allow us to improve our operating results, as well as continue to improve our customer service.”

“Additionally, increases in raw material costs, in particular aluminum, impacted our 2015 first quarter operating results,” continued Mereness. “Aluminum rose nearly 20 percent during the second half of 2014, and despite a decline in recent months, remains higher than the beginning of 2014. To help mitigate the impact of higher raw material and other costs, we continue to improve product designs, make efficiency improvements and work with our vendors to identify opportunities to reduce input costs.”

“During the first four months of 2015 we completed two acquisitions, which add approximately $42 million of acquired annual sales, and represent significant sales growth and profit potential,” said Joseph Giordano, Drew’s Chief Financial Officer and Treasurer. The two operations acquired by Drew were:

EA Technologies - A manufacturer of custom steel and aluminum parts and provider of electro-deposition (‘e-coat’) and powder coating services for RV, bus, medium-duty truck, automotive, recreational marine, specialty and utility trailer, and military applications. In connection with this acquisition, the Company also acquired a 250,000-square-foot facility, which provides room for capacity expansion; and

Spectal Industries - A Canada-based manufacturer of windows and doors primarily for school buses, as well as commercial buses, emergency vehicles, trucks, agricultural equipment and RVs.

“Based on our commitment to provide outstanding customer service and product quality, we are confident in our ability to gain market share in these new product lines and improve profitability,” added Jason Lippert.

Conference Call & Webcast
Drew will provide an online, real-time webcast of its first quarter 2015 earnings conference call on the Company’s website, www.drewindustries.com, on Tuesday, May 5, 2015, at 11:00 a.m. Eastern time.

Institutional investors can access the call via the password-protected site, StreetEvents (www.streetevents.com). A replay of the call will be available by dialing (888) 286-8010 and referencing access code 94842106. A replay of the webcast will also be available on Drew’s website.

About Drew Industries
From 41 factories located throughout the United States and Canada, Drew Industries, through its wholly-owned subsidiary, Lippert Components®, supplies a broad array of components for the leading manufacturers of recreational vehicles and manufactured homes, and to a lesser extent supplies components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen and other products; windows; manual, electric and hydraulic stabilizer and leveling systems; chassis components; furniture and mattresses; entry, luggage, patio and ramp doors; electric and manual entry steps; awnings and slide toppers; other accessories; and electronic components. Additional information about Drew and its products can be found at www.drewindustries.com.

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Forward-Looking Statements
This press release contains certain “forward-looking statements” with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to our future business prospects, net sales, expenses and income (loss), cash flow, and financial condition, whenever they occur in this press release are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, pricing pressures due to domestic and foreign competition, costs and availability of raw materials (particularly steel, steel based components and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of labor, employee benefits, employee retention, realization of efficiency improvements, the successful entry into new markets, the costs of compliance with environmental laws and increased governmental regulation, information technology performance and security, the ability to protect intellectual property, interest rates, oil and gasoline prices, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and in the Company’s subsequent filings with the Securities and Exchange Commission. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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DREW INDUSTRIES INCORPORATED
OPERATING RESULTS
(unaudited)

	Three Months Ended March 31,		Last Twelve
	2015	2014	Months
(In thousands, except per share amounts)

Net sales	$361,457	$285,377	$1,266,862
Cost of sales	285,054	222,177	998,736
Gross profit	76,403	63,200	268,126
Selling, general and administrative expenses	44,565	37,154	164,893
Sale of extrusion assets	—	—	1,954
Operating profit	31,838	26,046	101,279
Interest expense, net	189	120	499
Income before income taxes	31,649	25,926	100,780
Provision for income taxes	11,576	9,762	34,605
Net income	$20,073	$16,164	$66,175

Net income per common share:
Basic	$0.83	$0.68	$2.75
Diluted	$0.82	$0.67	$2.71

Weighted average common shares outstanding:
Basic	24,215	23,774	24,030
Diluted	24,541	24,188	24,413

Depreciation and amortization	$9,802	$7,240	$35,158
Capital expenditures	$8,593	$6,824	$44,227

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DREW INDUSTRIES INCORPORATED
SEGMENT RESULTS
(unaudited)

	Three Months Ended March 31,		Last Twelve
	2015	2014	Months
(In thousands)
Net sales:
RV Segment:
RV OEMs:
Travel trailers and fifth-wheels	$260,357	$212,130	$892,323
Motorhomes	21,647	14,384	75,037
RV aftermarket	17,209	7,094	59,685
Adjacent industries	35,358	25,428	122,938
Total RV Segment net sales	334,571	259,036	1,149,983

MH Segment:
Manufactured housing OEMs	17,823	16,517	78,727
Manufactured housing aftermarket	3,829	3,467	14,548
Adjacent industries	5,234	6,357	23,604
Total MH Segment net sales	26,886	26,341	116,879
Total net sales	$361,457	$285,377	$1,266,862

Operating profit:
RV Segment	$29,133	$23,729	$91,975
MH Segment	2,705	2,317	11,258
Total segment operating profit	31,838	26,046	103,233
Sale of extrusion assets	—	—	(1,954)
Total operating profit	$31,838	$26,046	$101,279

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DREW INDUSTRIES INCORPORATED
BALANCE SHEET INFORMATION
(unaudited)

	March 31,		December 31,
	2015	2014	2014
(In thousands)

ASSETS
Current assets
Cash and cash equivalents	$27,927	$6,132	$4
Accounts receivable, net	89,798	75,763	37,987
Inventories, net	138,276	99,017	132,492
Prepaid expenses and other current assets	38,606	21,968	37,153
Total current assets	294,607	202,880	207,636
Fixed assets, net	149,087	129,060	146,788
Goodwill	66,521	48,445	66,521
Other intangible assets, net	93,898	75,456	96,959
Other assets	25,061	21,485	25,937
Total assets	$629,174	$477,326	$543,841

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable, trade	$63,212	$48,406	$49,534
Dividend payable	48,227	—	—
Accrued expenses and other current liabilities	69,499	56,187	57,651
Total current liabilities	180,938	104,593	107,185
Long-term indebtedness	50,000	10,000	15,650
Other long-term liabilities	28,230	25,025	26,108
Total liabilities	259,168	139,618	148,943
Total stockholders’ equity	370,006	337,708	394,898
Total liabilities and stockholders’ equity	$629,174	$477,326	$543,841

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DREW INDUSTRIES INCORPORATED
SUMMARY OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
	2015	2014
(In thousands)

Cash flows from operating activities:
Net income	$20,073	$16,164
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation and amortization	9,802	7,240
Stock-based compensation expense	3,063	2,625
Other non-cash items	153	679
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(51,811)	(42,790)
Inventories, net	(3,505)	4,417
Prepaid expenses and other assets	(344)	4,743
Accounts payable, trade	13,678	23,374
Accrued expenses and other liabilities	16,024	10,858
Net cash flows provided by operating activities	7,133	27,310

Cash flows from investing activities:
Capital expenditures	(8,593)	(6,824)
Acquisitions of businesses	(2,723)	(46,657)
Proceeds from sales of fixed assets	68	707
Other investing activities	(177)	(4)
Net cash flows used for investing activities	(11,425)	(52,778)

Cash flows from financing activities:
Exercise of stock-based awards, net of shares tendered for payment of taxes	(1,847)	3,320
Proceeds from line of credit borrowings	175,350	79,469
Repayments under line of credit borrowings	(191,000)	(69,469)
Proceeds from shelf-loan borrowing	50,000	—
Payment of special dividend	—	(46,706)
Payment of contingent consideration related to acquisitions	(127)	(1,098)
Other financing activities	(161)	(196)
Net cash flows provided by (used for) financing activities	32,215	(34,680)

Net increase (decrease) in cash	27,923	(60,148)

Cash and cash equivalents at beginning of period	4	66,280
Cash and cash equivalents at end of period	$27,927	$6,132

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DREW INDUSTRIES INCORPORATED
SUPPLEMENTARY INFORMATION
(unaudited)

	Three Months Ended
	March 31,			Last Twelve
	2015		2014	Months
Industry Data(1) (in thousands of units):
Industry Wholesale Production:
Travel trailer and fifth-wheel RVs	81.8		75.4	305.3
Motorhome RVs	11.9		11.1	44.7
Manufactured homes	15.4		13.7	66.0
Industry Retail Sales:
Travel trailer and fifth-wheel RVs	51.3	(2)	45.3	278.4	(2)
Impact on dealer inventories	30.5	(2)	30.1	26.9	(2)
Motorhome RVs	8.1	(2)	7.6	37.0	(2)

	Twelve Months Ended
	March 31,
	2015		2014
Drew Estimated Content Per Industry Unit Produced:
Travel trailer and fifth-wheel RV	$2,923		$2,731
Motorhome RV	$1,679		$1,256
Manufactured home	$1,192		$1,294

	March 31,			December 31,
	2015		2014	2014
Balance Sheet Data:
Current ratio	1.6		1.9	1.9
Total indebtedness to stockholders' equity	0.1		0.0	0.0
Days sales in accounts receivable	21.2		22.1	14.6
Inventory turns, based on last twelve months	8.2		8.1	8.2

	2015
Estimated Full Year Data:
Capital expenditures	$ 30 - $ 35 million
Depreciation and amortization	$ 38 - $ 40 million
Stock-based compensation expense	$ 14 - $ 16 million
Annual tax rate	37%
(1) Industry wholesale production data for travel trailer and fifth-wheel RVs and motorhome RVs provided by the Recreation Vehicle Industry Association. Industry wholesale production data for manufactured homes provided by the Institute for Building Technology and Safety. Industry retail sales data provided by Statistical Surveys, Inc.
(2) March 2015 retail sales data for RVs has not been published yet, therefore 2015 retail data for RVs includes an estimate for March 2015 retail units.

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